UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009 (December 17, 2009)

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2009, the Board of Directors (the “Board”) of The Interpublic Group of Companies, Inc. (“IPG”) adopted and approved amendments to the By-Laws of IPG (the “Amended By-Laws”), effective immediately.  The Amended By-Laws establish new requirements and procedures, referred to as “advance notice provisions,” which are applicable to stockholders wishing to bring proposals of business and nominations of directors before an annual or special meeting of IPG’s stockholders.  The advance notice provisions are contained in amended Section 2.02 and new Section 2.13 of the By-Laws and:

▪
require stockholders making proposals or nominations to be considered at annual meetings to submit notice of such proposals or nominations to IPG not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case the notice must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such annual meeting is first made);

▪
require stockholders making nominations to be considered at a special meeting of stockholders at which directors are to be elected to submit notice of such nominations to IPG not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board to be elected at such special meeting;

▪
require that, in order to be eligible to be a nominee for election or reelection as a director, a person deliver a completed written questionnaire to IPG with respect to such person’s background and qualification to serve as a director as well as a written representation and agreement with respect to certain matters related to such person’s potential service as a director;

▪
require stockholders making proposals or nominations to disclose, among other things, all ownership interests, put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements with respect to any equity security of IPG; and

▪	require stockholders making proposals or nominations to notify IPG of any changes to certain of the required disclosures at stated intervals.

The advance notice provisions are effective immediately and stockholders must comply with such provisions for the 2010 annual meeting of IPG’s stockholders.

The Amended By-Laws do not affect any rights (i) of stockholders to request inclusion of proposals in IPG’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the time limits for notice of such proposals as provided under Rule 14a-8 promulgated under the Exchange Act, or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

In addition to establishing the advance notice provisions, the Amended By-Laws also amend the existing disclosure requirements contained in Section 2.06(c) of the By-Laws applicable to proposed actions by written consent.  Section 2.06(c) was amended in order to make the disclosure requirements that are applicable to proposed actions by written consent consistent with the new disclosure requirements that are applicable to stockholders making proposals and nominations to be considered at annual and special meetings of IPG’s stockholders.

Only a person who is nominated for election or reelection as a director in accordance with the procedures set forth in the Amended By-Laws is eligible to serve as a director of IPG, and only business that is brought before an annual or special meeting of IPG’s stockholders in accordance with the procedures set forth in the Amended By-Laws may be conducted at such meetings.

A copy of the Amended By-Laws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1:	By-Laws of The Interpublic Group of Companies, Inc., as amended through December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: December 23, 2009	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                                Description

3.1	By-Laws of The Interpublic Group of Companies, Inc., as amended through December 17, 2009.

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